UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012
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VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2012, Village Bank and Trust Financial Corp. (the “Company”) entered into a written agreement (“Written Agreement”) with the Federal Reserve Bank of Richmond (the “Reserve Bank”).  A copy of the Written Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Under the terms of the Written Agreement, the Company has agreed to develop and submit to the Reserve Bank for approval within the time periods specified therein written plans to maintain sufficient capital and correct any violations of section 23A of the Federal Reserve Act and Regulation W.  In addition, the Company will submit a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes.

The Company also has agreed that it will not, without prior regulatory approval:

•	pay or declare any dividends;
•	take any other form of payment representing a reduction in Bank’s capital;
•	make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities;
•	incur, increase or guarantee any debt;
•	purchase or deem any shares of its stock.

The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement and is qualified in its entirety by reference to the copy of the Written Agreement filed with this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Written Agreement by and between Village Bank and Trust Financial Corp. and the Federal Reserve Bank of Richmond, dated June 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: July 2, 2012	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Written Agreement by and between Village Bank and Trust Financial Corp. and the Federal Reserve Bank of Richmond, dated June 26, 2012.